UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 9, 2014

Date of Report (Date of Earliest Event Reported)

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51217	20-1920798
(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Sears Holdings Corporation (the Company) is the parent company of Kmart Holding Corporation (“Kmart”) and Sears, Roebuck and Co.

On October 9, Kmart’s Information Technology team detected Kmart’s payment data systems had been breached and immediately launched a full investigation working with a leading IT security firm.

The investigation to date indicates the breach started in early September. According to the security experts Kmart has been working with, the Kmart store payment data systems were infected with a form of malware that was undetectable by current anti-virus systems. Kmart was able to quickly remove the malware. However, Kmart believes certain debit and credit card numbers have been compromised.

Based on the forensic investigation to date, no personal information, no debit card PIN numbers, no email addresses and no social security numbers were obtained by those criminally responsible. There is also no evidence that kmart.com customers were impacted.

Given the criminal nature of this attack, Kmart is working closely with federal law enforcement authorities, banking partners and IT security firms in this ongoing investigation. Kmart is deploying further advanced software to protect customers’ information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: October 10, 2014	/s/ Robert A. Riecker
By: Robert A. Riecker Its: Vice President, Controller and Chief Accounting Officer